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                                                          Exhibit 99.B-d(10)(iv)


                  AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.

     AMENDMENT made as of this 8th day of November, 2004 to the Investment Subadvisory Agreement dated as of December 14, 2000, as amended (the "AGREEMENT"), between ING Life Insurance and Annuity Company (formerly, Aetna Life Insurance and Annuity Company), an insurance corporation organized and existing under the laws of the State of Connecticut (the "ADVISER"), and T. Rowe Price Associates, Inc., a Maryland corporation (the "SUBADVISER"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. The final WHEREAS clause is hereby deleted in its entirety and replaced the following:

     WHEREAS, pursuant to authority granted to the Adviser in the Advisory Agreement, the Adviser wishes to retain the Subadviser to furnish investment advisory services to one or more of the series of the Company, and the Subadviser is willing to furnish such services to the Company and the Adviser.

2. Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

     1. APPOINTMENT. The Adviser hereby appoints the Subadviser to act as the investment sub-adviser to the series of the Company set forth on APPENDIX A hereto (each, a "Portfolio") for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     In the event the Company designates one or more series (other than the Portfolio) with respect to which the Adviser wishes to retain the Subadviser to render investment advisory services hereunder, it shall notify the Subadviser in writing. If the Subadviser is willing to render such services, it shall notify the Adviser in writing, whereupon such series shall become a Portfolio hereunder, and be subject to this Agreement.

3. APPENDIX A of the Agreement is hereby deleted and replaced with the AMENDED APPENDIX A attached hereto.

4. In all other respects, the Agreement is confirmed and remains in full force and effect.

5.   This Amendment shall become effective as of the date first written above.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.


                                            ING LIFE INSURANCE AND ANNUITY
                                            COMPANY


                                            By:     /s/ Laurie M. Tillinghast
                                                    ----------------------------
                                                    Laurie M. Tillinghast
                                                    Vice President


                                            T. ROWE PRICE ASSOCIATES, INC.


                                            By:     /s/ Darrell N. Braman
                                                    ----------------------------
                                            Name:   Darrell N. Braman
                                            Title:  Vice President

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                               AMENDED APPENDIX A
                                       TO
                        INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                         T. ROWE PRICE ASSOCIATES, INC.


PORTFOLIOS(1)                                                 ANNUAL SUBADVISER FEE
                                                              ---------------------
                                                  (AS A PERCENTAGE OF AVERAGE DAILY NET ASSETS)
ING T. Rowe Price Diversified Mid Cap               0.50% on the first $250 million of assets
Growth Portfolio                                    0.45% on the next $500 million of assets
                                                        0.40% on assets over $750 million

ING T. Rowe Price Growth Equity Portfolio           0.40% on the first $250 million of assets
                                                         0.375% on the next $250 million
                                                        0.35% on assets over $500 million


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(1)  The fees payable under this Subadvisory Agreement are subject to a group fee waiver. For purposes of this fee waiver, the assets of the Portfolios will be aggregated with those of ING T. Rowe Price Capital Appreciation Portfolio and ING T. Rowe Price Equity Income Portfolio (the "IIT Portfolios"), each a series of ING Investors Trust that is managed by an affiliate of the Adviser and sub-advised by the Subadviser. Pursuant to the terms of a letter agreement between the Adviser and Subadviser dated December 5, 2001, the fee waiver will be calculated based on the aggregate assets of the Portfolios and the IIT Portfolios as follows, and will be applied to any fees payable by a Portfolio.

      -  Aggregate assets between $750 million and $1.5 billion = 5% discount
      -  Aggregate assets between $1.5 billion and $3.0 billion = 7.5% discount
      -  Aggregate assets greater than $3.0 billion = 10% discount

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